Exhibit M-2

[HMP Law Letterhead]

August 14, 2020

The Korea Development Bank

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul

Republic of Korea

Re:	The Korea Development Bank of Korea and the Republic of Korea: Registration Statement under Schedule B of the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as special Korean legal counsel for The Korea Development Bank (“KDB”), a statutory juridical entity established in the Republic of Korea pursuant to The Korea Development Bank Act of 1953, as amended, and the Republic of Korea (“Korea”, and together with KDB, the “Registrants”), in connection with the filing by the Registrants of the Registrants’ registration statement (the “Registration Statement”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) relating to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of debt securities (with or without warrants) of KDB (the “Debt Securities”), guarantees by KDB of obligations of third parties, and any guarantees by Korea of obligations of KDB (the “Korea Guarantees”) having an aggregate initial public offering price or purchase price of up to U.S.$9,547,380,000 (or the equivalent in any other currency). The Debt Securities may be issued in one or more series in accordance with the provisions of the fiscal agency agreement (the “Fiscal Agency Agreement”) dated as of February 15, 1991, as amended as of June 25, 2004, between KDB and The Bank of New York, N.A., as fiscal agent (the “Fiscal Agent”).

In connection with providing legal opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, stamps and seals, the legal capacity of natural persons, the authenticity, accuracy and up-to-datedness of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions set forth herein, which we did not independently establish or verify, we have relied upon statements and representations of officials and other representatives of the Registrants. We have also assumed, in relation to the documents, that other than by or in relation to the Registrants, each of the documents is within the capacity and powers of, and has been validly authorized, executed and delivered by, the relevant parties thereto and is legal, valid, binding and enforceable in accordance with its respective terms under the laws of the relevant jurisdiction by which it is expressed to be governed, and there has been no breach of any of the terms thereof. We have further assumed that where a document has been examined by us in draft or specimen form, it will be, or has been, executed in the form of that draft or specimen.

Based upon the foregoing and subject to further qualifications set forth below, we are of the opinion that:

1.

KDB is a statutory juridical entity duly established under the Korea Development Bank Act of 1953, as amended, and validly existing under the laws of Korea, with power and authority to own its properties and conduct its business as described in the Prospectus forming a part of the Registration Statement;

2.	The Fiscal Agency Agreement has been duly authorized and executed by KDB;

3.

When the Debt Securities of any particular series are duly authorized by all necessary actions by KDB and executed by KDB, duly authenticated by the Fiscal Agent in accordance with the provisions of the

Fiscal Agency Agreement, and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and binding obligations of KDB, entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms; and

4.

When the Korea Guarantees are duly authorized by all necessary actions by Korea and executed and delivered by Korea, the Korea Guarantees will constitute valid and binding obligations of Korea enforceable in accordance with their terms.

The opinions set forth above are subject to the following qualifications: (a) the obligations of KDB under the Fiscal Agency Agreement and the Debt Securities and the obligations of Korea under the Korea Guarantees and the enforcement thereof may be limited or affected by the laws governing fraudulent conveyance, moratorium, statutory limitation or other similar matters which generally affect the rights of creditors; (b) the obligations of KDB under the Fiscal Agency Agreement and the Debt Securities and the obligations of Korea under the Korea Guarantees and the enforcement thereof may be also affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of Korea; (c) nothing herein should be taken as indicating that the remedies of specific performance or injunction would necessarily be available with respect to any particular provision of the Fiscal Agency Agreement, the Debt Securities, the Korea Guarantees and any related agreements in any particular instance; (d) the enforceability of provisions releasing or exculpating a party from, or requiring indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence; (e) Korean courts may exercise judicial discretion in determining such matters as conclusiveness of certificates, amount of damages and entitlement to attorneys’ fees and other costs; and (f) if the Korean government deems that certain emergency circumstances, including but not limited to severe and sudden changes in domestic or overseas economic circumstances, extreme difficulty in stabilizing the balance of payments or in implementing currency, exchange rate and other macroeconomic policies, has occurred or is likely to occur, it may impose certain necessary restrictions provided for under the Foreign Exchange Transaction Law, such as the suspension of payments or requiring prior approval from governmental authorities for any transaction.

The foregoing opinion is confined to and given on the basis of Korean law as in effect on the date hereof and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea. To the extent that the laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, relied upon, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinion, dated August 14, 2020, of Cleary Gottlieb Steen & Hamilton LLP, United States counsel to the Registrants. We have also assumed that there is nothing in the law of any other jurisdiction which affects this opinion.

This opinion is addressed to and is solely for the benefit of the Registrants and, except with our express consent, is not to be transmitted to, nor is it to be relied upon by, any other person (save United States counsel to the Registrants in connection with the issuance of the Debt Securities and the Korea Guarantees) or for any purpose other than in connection with the issuance of the Debt Securities and the Korea Guarantees. This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed by the Registrants with the SEC. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, HMP Law

/s/ S. I. Park
Sang Il Park, Senior Partner